Gray, Gray & Gray, L.L.P.
      34 Southwest Park
      Westwood, MA 02090
      Phone 781.407.0300
      Fax   781.407.0303

      October 27, 2000

      Adar Alternative One, Inc.
      10 Troon Place
       P.O. Box 289
      Mashpee, MA 02649

      RE: Consent to include accountants' report in Form S-4/A

      Gentlemen:

         We consent to the inclusion of our Accountants' Report dated September 22, 2000 covering the financial statements of Impulse Communications, Inc. for the six months ended June 30, 2000 and 1999, in the upcoming filing of Form S-4/A.

      Yours truly,

      /s/ Gray, Gray & Gray, L.L.P.
          Westwood, MA








                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mashpee, State of Massachusetts, on October 27, 2000.

                                          Adar Alternative One, INC.

                                          By: /s/  Sidney J. Golub.

                                            ------------------------------------
                                                  President and Treasurer

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

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SIGNATURE             TITLE                           DATE
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                      President and Treasurer
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